Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2003, relating to the consolidated financial statements of Phase III Medical, Inc. (f/k/a Corniche Group Incorporated) appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ Travis, Wolff & Company, LLP

Dallas, Texas
July 24, 2003